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                                                                   Exhibit 10.67
IMAGEMAN(R) LICENSE AGREEMENT

1. IMPORTANT NOTICE

This is a legal agreement between Data Techniques and you, the licensee. BY OPENING THIS SEALED DISK PACKAGE, YOU ARE AGREEING TO BE BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, RETURN THE UNOPENED DISK PACKAGE TO THE PLACE WHERE YOU OBTAINED IT WITHIN 90 DAYS FROM THE DATE OF SHIPMENT FOR A FULL REFUND.

2. ON ONE COMPUTER

Data Techniques licenses this product for use on a single CPU only. You must obtain a licensed copy (or special license) for each programmer or workstation on a network on which the product is used, whether in source or object format.

3. LICENSE TO REPRODUCE, USE AND DISTRIBUTE

You may distribute only the ImageMan files listed as Redistributable in the Online Help and Documentation with your end-user applications. A separate license agreement is required from the Unisys Corporation for the distribution of the patented LZW compression code. You are responsible for obtaining the appropriate license for the distribution of these files from the Unisys Corporation.

You may not distribute any ImageMan files not listed as Redistributable. You may only use the ImageMan software in end-user software that does not provide the end-user any development capability or ability to further redistribute the licensed code. You also may not use the ImageMan code in a product which is competitive with the ImageMan product including but not limited to a developer toolkit or similar product.

4. OWNERSHIP, COPYRIGHT AND TRANSFER

All copies of ImageMan are owned by Data Techniques, Inc. or its suppliers and are protected by United States copyright laws and international treaty provisions.

You must treat Data techniques, Inc. software products as any other copyrighted material (e.g., book or musical recording), except that you may make a reasonable number of backups for archival purposes, provided that you have only one working copy at a time for each copy of the product licensed to you. You may not transfer, sublicense, rent, lease or assign any of the above license or any Data Techniques, Inc. software.

5. TERM AND TERMINATION

You may terminate the above license at any time by returning or destroying all copies of ImageMan in your possession and notifying Data Techniques, Inc. The above license will terminate immediately if you infringe upon Data Techniques, Inc.'s copyrights or breach this agreement.

6. LIMITED WARRANTY

Data techniques provides a 90-day money-back guarantee for the ImageMan product. You may return the version of ImageMan at any time within 90 days of the date of purchase for any reason whatsoever by calling Data Techniques, Inc. and obtaining a return authorization number (RMA). Under no circumstances will Data Techniques, Inc. accept a returned product without an RMA, or a package in which the source diskette envelope has been opened.

7. NO LIABILITY FOR CONSEQUENTIAL DAMAGES

IN NO EVENT SHALL DATA TECHNIQUES, INC. OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER STEMMING FROM THE USE OR MISUSE OF THIS PRODUCT, EVEN IF DATA TECHNIQUES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

APPENDICES

163

INFORMATION FOR CONTACTING UNISYS

The LZW algorithm used in all GIF files and some TIFF files are covered by a Patent from Unisys Corporation. In order to use the GIF and TIFF w/LZW readers and writers you must obtain a license from Unisys. Upon faxing a copy of your license from Unisys, DTI will unlock the GIF and TIFF w/LZW readers/writers.

To Contact Unisys:

www.unisys.com
or
LZW_INFO@UNISYS.COM
or
Mark T Starr
Unisys Corporation
PO Box 500
Blue Bell, PA 19424-0001
Voice: 215-986-4411
Fax: 215-986-5721